Exhibit 5.1

                [Letterhead of Richards, Layton & Finger, P.A.]





                                October 29, 2004



Board of Trustees
CharterMac
625 Madison Avenue
New York, New York 10022

          Re:  CharterMac

Ladies and Gentlemen:

          We have acted as special Delaware counsel for CharterMac, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of August 12, 1996, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996, as amended by the Certificate of Amendment thereto, dated as of April 30, 1997, as filed in the office of the Secretary of State on April 30, 1997, as amended by the Certificate of Amendment thereto, dated March 13, 2001, as filed in the office of the Secretary of State on March 30, 2001;

          (b) The Restated Certificate of Trust of the Trust, dated as of February 26, 2002, as filed in the office of the Secretary of State on February 26, 2002, as amended by the Certificate of Amendment thereto, dated as of November 17, 2003, as filed in the office of the Secretary of State on November 17, 2003;

          (c) The Trust Agreement of the Trust, dated as of August 12, 1996 (the "Original Trust Agreement"), between Related Capital Company ("Related"), as depositor, and the trustee of the Trust named therein;

          (d)  Amendment  No. 1 to the  Original  Trust  Agreement,  dated as of
April 30, 1997, between Related, as depositor, and the trustee of the Trust named therein;


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Board of Trustees
October 29, 2004
Page 2



          (e) The Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and acknowledged and consented to by Related, as amended by Amendment No. 1 thereto, dated as of May 8, 2000, including the Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 2 thereto, dated as of December 11, 2000, including the Amended and Restated Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 3 thereto, dated as of June 13, 2002, including the Certificate of Designation attached thereto as Appendix B, and as further amended by the Amendment No. 4 thereto, dated as of November 17, 2003;

          (f) The Second Amended and Restated Trust Agreement of the Trust, dated as of November 17, 2003 (the "Trust Agreement"), among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

          (g)  The Bylaws of the Trust;

          (h) The Amended and Restated Bylaws of the Trust, as amended by the Amendment No. 1 and the Amendment No. 2 thereto;

          (i)  The Second Amended and Restated Bylaws of the Trust;

          (j)  The  Third  Amended  and  Restated   Bylaws  of  the  Trust  (the
"Bylaws");

          (k) The Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), to be filed on or about October 29, 2004, relating to the registration by the Trust of (i) common shares of beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Common Shares"), (ii) preferred beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Preferred Shares"), and (iii) debt securities (the "Debt Securities");

          (l) A form of Indenture, to be entered into between the Trust and the trustee named therein, attached as an exhibit to the Registration Statement pursuant to which the Debt Securities are to be issued (the "Indenture"); and

          (m) A Certificate of Good Standing for the Trust, dated October 29, 2004, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.


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Board of Trustees
October 29, 2004
Page 3



          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (m) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (ii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iii) except to the extent provided in paragraph 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in paragraph 5 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that the Common Shares and Preferred Shares are issued in accordance with the Trust Agreement, the Bylaws and the Registration Statement, (vi) that the Debt Securities are issued in accordance with the Trust Agreement, the Bylaws, the Indenture and the Registration Statement, (vii) that, after the issuance of the Common Shares and the Preferred Shares, the Trust will not have issued more than 100,000,000 Shares, (viii) that in accordance with Sections 6.1, 6.2, 6.3, 6.4, 6.7, 10.2 and 10.4 of the Trust Agreement, (A) the Board of Trustees has duly adopted resolutions authorizing the issuance of the Common Shares and the Preferred Shares, and (B) any amendment to the Trust Agreement with respect to the Common Shares and the Preferred Shares shall have been duly adopted, (ix) that the Board of Trustees has duly adopted resolutions (A) authorizing the Trust to execute, deliver and perform the Indenture, and (B) authorizing the issuance of the Debt Securities, and (x) that, after the issuance of the Debt Securities, the Trust will not have incurred aggregate financing or leverage (whether secured or unsecured) in excess of 50 percent of Total Market Value. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.


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Board of Trustees
October 29, 2004
Page 4



          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.) (the "Statutory Trust Act").

          2. The Common Shares and the Preferred Shares have been duly authorized and, when issued and delivered to the holders thereof (the "Holders") as contemplated by the Registration Statement, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          3. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated, pursuant to the Trust Agreement and the Bylaws, (a) to return to the Trust for the benefit of Trust creditors, amounts previously distributed to them, if and to the extent required by Delaware law, and (b) to give bond, with sufficient surety, to the Trust and the trustees of the Trust to indemnify them against any loss or claim in connection with the issuance of replacement Trust Certificates.

          4. Under the Statutory Trust Act and the Trust Agreement, the Trust has all necessary trust power and authority to execute and deliver the Indenture and to issue the Debt Securities, and to perform its obligations under the Indenture and the Debt Securities.

          5. Under the Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Indenture and the Debt Securities, and the performance by the Trust of its obligations under the Indenture and the Debt Securities, have been duly authorized by all necessary trust action on the part of the Trust.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Paul, Hastings,


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Board of Trustees
October 29, 2004
Page 5



Janofsky & Walker LLP's relying upon this opinion as to matters of Delaware law in connection with an opinion to be rendered by it to you relating to the Common Shares, the Preferred Shares and the Debt Securities. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.


BJK/JDS